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                                                                    EXHIBIT 4.4

                       FIFTH AMENDMENT TO CREDIT AGREEMENT


FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of March 16, 1998, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), Coltec Aerospace Canada Ltd., an Ontario corporation (the "Canadian Borrower"), the various Subsidiaries of the Company that are Credit Parties on the date of this Amendment, the various Banks party to the Credit Agreement referred to below, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger to Bank of America Illinois), as Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, BANKERS TRUST COMPANY, as Administrative Agent, and BANK OF MONTREAL, as Canadian Paying Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                             W I T N E S S E T H :

WHEREAS, the Company, the Canadian Borrower, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

         Amendments to Credit Agreement.

         Section 3.03 of the Credit Agreement is hereby amended by (1) deleting in its entirety in clause (c) thereof and inserting in lieu thereof the following new text:

         "(c) [intentionally omitted]";

         (2) inserting immediately after the phrase "is in effect on the Restatement Effective Date" appearing in clause (d) thereof the phrase ", or of TIDES, New Senior Notes or New Senior Exchange Notes";

         (3) inserting at the end of clause (d) the following new proviso:

         "provided that notwithstanding the foregoing, on each date upon which New Senior Notes or TIDES are issued, the Total Commitment shall be reduced by an amount equal to 66-2/3% of the gross cash proceeds received by the Company and its Subsidiaries (including the Trust, without duplication) from the respective issuance"; and

         (4) inserting in clause (e) thereof the following new clauses (ii)(D) and (E), in appropriate order, in the second parenthetical appearing in said clause (e):
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         "and (D) the proceeds of the sale of 100% of the capital stock of, or all or substantially all of the assets of, Holley Automotive pursuant to Section 9.02(xxiii) and (E) the proceeds of the issuance of TIDES, New Senior Notes or New Senior Exchange Notes, as the case may be".

                       Section 7.14 of the Credit Agreement is hereby amended by adding the following phrase immediately at the end of the third sentence thereof:

         "and except that TIDES and TIDES Mirror Debentures shall be convertible into common stock of the Company in accordance with the terms thereof (and of the documentation relating thereto)".

                       Section 7.17 of the Credit Agreement is hereby amended by inserting immediately following the phrase "any of its Subsidiaries" therein the phrase "(other than the Trust)".

                       Section 7.23 of the Credit Agreement is hereby amended by
         (x) deleting the word "and" immediately preceding clause (iv) thereof and by inserting in lieu thereof a comma and (y) inserting the following phrase at the end thereof:

         "and (v) following the issuance of TIDES, the Trust may be subject to restrictions as provided in the documentation relating to the TIDES and the TIDES Mirror Debentures".

                       Section 8.04 of the Credit Agreement is hereby amended by deleting the phrase "or (iii)" appearing therein and inserting in lieu thereof the following phrase:

                  ", (iii) the dissolution or liquidation of the Trust pursuant to, or other compliance by the Trust with, the documentation relating to the TIDES and the TIDES Mirror Debentures or (iv)".

                       Section 8.12 of the Credit Agreement is hereby amended by adding the following new phrase immediately at the end thereof :

                  "and (z) the Trust so long as same would be a Wholly Owned Subsidiary of the Company but for its issuance of TIDES which are then outstanding".

                       Section 8.15 of the Credit Agreement is hereby amended by adding the following new clause (i) immediately at the end thereof:

                  "(i) Notwithstanding anything to the contrary contained in this Section 8.15, elsewhere in this Agreement or in any other Credit Document, the Trust (so long as same issues TIDES within a reasonable period of
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         time after the establishment of the Trust) shall not be required to become a Guarantor or to execute any Credit Documents, and the equity interests in the Trust owned by the Company shall not be required to be pledged pursuant to any Pledge Agreement."

                           Section 9.01 of the Credit Agreement is hereby amended by (x) deleting the word "and" at the end of clause (xxii) thereof, (y) deleting the period at the end of clause (xxiii) thereof and inserting "; and" in lieu thereof and (z) inserting in appropriate order the following new clause (xxiv):

                  "(xxiv) after the issuance of the New Senior Notes, Liens on Collateral securing the New Senior Notes and, after the issuance thereof, the New Senior Exchange Notes on an equal and ratable basis with the obligations otherwise secured pursuant to the Security Documents to the extent permitted by Section 9.04(xxi); provided that such Liens may not continue in existence at any time, and for so long as, the Liens on the respective items of Collateral have been released pursuant to the Security Documents or as contemplated by Section 26 of
         Part I of the Fifth Amendment to this Agreement."

                           Section 9.02 of the Credit Agreement is hereby amended by (x) deleting the word "and" at the end of clause (xxi) thereof, (y) deleting the period at the end of clause (xxii) thereof and inserting a semi-colon in lieu thereof and (z) inserting in appropriate order the following new clauses:

                  "(xxiii) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto), the Company shall be permitted to sell 100% of the capital stock of, or all or substantially all of the assets of, Holley Automotive, so long as (A) such sale is for fair market value (as determined in good faith by the Board of Directors of the Company), (B) the business and assets of Holley Automotive shall not have materially changed from the business and assets, respectively, of Holley Automotive on the Fifth Amendment Effective Date and (C) such sale results in consideration consisting at least 75% (for this purpose, taking the amount of cash and the fair market value of all non-cash consideration, as determined in good faith by the Company) of cash;

                  (xxiv) New Senior Notes and/or New Senior Exchange Notes may be repurchased (so long as retired by the Company) in accordance with the provisions of clause (iv) of Section 9.11; and

                  (xxv) the activities of the Trust and the Company in connection with its issuance of TIDES, and any dissolution of the Trust and distribution of TIDES Mirror Debentures, any conversions of TIDES Mirror Debentures into common stock of the Company, repurchases or
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         redemptions of TIDES by the Trust in accordance with the provisions of
         Section 9.03 and corresponding repurchases or redemptions of TIDES Mirror Debentures by the Company in each case as contemplated by the documentation relating to the TIDES and the TIDES Mirror Debentures shall be permitted without causing a violation of this Section 9.02."

                           Section 9.03 of the Credit Agreement is hereby amended by (x) in clause (iii)(A) thereof, inserting the phrase "and/or, after the issuance thereof, the Trust shall be permitted to purchase TIDES (and in the case any outstanding TIDES are so purchased, the Company shall, and shall be permitted to, repay, or the Trust shall cancel, a like principal of amount of TIDES Mirror Debentures, with the Trust using the proceeds thereof to repurchase the TIDES, which TIDES so purchased shall be retired)" immediately after the phrase "shares of Company Common Stock" appearing therein and (y) adding the following new sentence immediately at the end thereof:

                  "Notwithstanding anything to the contrary contained in this
         Section 9.03 or elsewhere in this Agreement, following the issuance of TIDES in accordance with the provisions of Section 9.13(a)(viii), no payments or distributions (except payments made to purchase TIDES pursuant to clause (iii)(A) of the first sentence of this Section 9.03) may be made with respect to the TIDES or the TIDES Mirror Debentures except that (x) any TIDES and/or TIDES Mirror Debentures, as the case may be, from time to time outstanding may, in accordance with the terms of the relevant documentation therefor, be converted into common stock of the Company, (y) cash interest may be paid on the TIDES Mirror Debentures so long as the Trust in turn utilizes all cash interest payments so received by it to pay accrued dividends (which shall be permitted to be paid by the Trust with proceeds of such cash interest payments received by it) owing with respect to TIDES then outstanding, provided that (i) the cash interest payments made from time to time to the Trust shall not exceed the amounts needed by it to make dividend payments owing with respect to outstanding TIDES and costs and expenses of the Trust in accordance with the indenture for the TIDES Mirror Debentures, (ii) no such payments shall be made at any time when the payment of cash interest on the TIDES Mirror Debentures is not permitted to be made pursuant to the subordination provisions applicable thereto and (iii) no such payments shall be made at any time following the occurrence and during the continuance of any Default or Event of Default or if a Default or Event of Default would exist immediately after giving effect to such payment, and (z) to the limited extent provided in the documentation relating to the TIDES, TIDES Mirror Debentures may be issued by the Trust to the holders of the TIDES in exchange therefor."
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                           Section 9.04 of the Credit Agreement is hereby
         amended by (x) deleting the word "and" at the end of clause (xix) thereof, (y) deleting the period at the end of clause (xx) thereof and inserting a semicolon in lieu thereof and (z) inserting in appropriate order the following new clauses (xxi) and (xxii):

                  "(xxi) Indebtedness of the Company evidenced by its senior notes (the "New Senior Notes") and by its senior notes issued in a registered exchange offer for the New Senior Notes (the "New Senior Exchange Notes"), so long as (v) the New Senior Notes are issued at par (subject to a de minimus discount not to exceed in any event 1%) and the aggregate principal amount of New Senior Notes so issued does not exceed $300,000,000, (w) the terms and conditions of the New Senior Notes shall be consistent with the term sheet therefor delivered to the Administrative Agent prior to the Fifth Amendment Effective Date and otherwise in form and substance reasonably satisfactory to the Agents and the Required Banks, (x) the aggregate principal amount of New Senior Exchange Notes so issued shall not exceed the aggregate principal amount of New Senior Notes surrendered in exchange for the New Senior Exchange Notes so issued, (y) the terms and conditions of the New Senior Exchange Notes shall be substantially identical (with exceptions regarding registration requirements, the requirement to conduct an exchange offer and other differences not adverse to the Banks which are approved by the Administrative Agent) to the terms of the New Senior Notes (except that the New Senior Exchange Notes shall be registered under the Securities Act of 1933, as amended) and (z) all documentation evidencing the New Senior Notes and the New Senior Exchange Notes shall be satisfactory to each Agent and the Required Banks; provided that the New Senior Notes and the New Senior Exchange Notes shall be permitted to be (i) guaranteed by any Subsidiary of the Company which is a Guarantor (for so long as such Subsidiary remains a Guarantor) and (ii) secured on a pari passu basis by the Collateral (or any portion thereof) on terms satisfactory to the Agents and the Required Banks (which security interests shall be granted pursuant to the Security Documents, by amendments thereto satisfactory to the Agents and the Required Banks); provided further that if any Guarantor or Collateral, as the case may be, is released pursuant to the Credit Documents, such Guarantor or Collateral shall also be automatically released as guarantor of or security for, as the case may be, obligations pursuant to the New Senior Notes and the New Senior Exchange Notes. At the time of the issuance of the New Senior Notes and the New Senior Exchange Notes, if same are secured as contemplated above, all actions reasonably deemed necessary or desirable by the Administrative Agent, the Collateral Agent or the Required Banks (including, without limitation, the filing of additional UCC financing statements, mortgage amendments, etc.) to protect and preserve the security interests granted (and intended to be granted) pursuant to the Security Documents (as same may be amended as contemplated above) shall be taken by the Company and its Subsidiaries at their own expense. All intercreditor arrangements, if any, in connection with any securing of the New Senior Notes and/or the New Senior Exchange Notes shall be required to be satisfactory to the Agents and the Required Banks. To the extent the foregoing provisions of this clause (xxi) require that any documentation or terms relating to the New Senior Notes (excluding amendments to Credit Documents) be satisfactory or approved by the Required Banks, such documentation or terms shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in substantially final form excluding pricing information and in form satisfactory to the Administrative Agent) and a term sheet containing a range of pricing information for the New Senior Notes is distributed to the Banks at least five Business Days prior to pricing of the New Senior Notes, (ii) the Required Banks do not object thereto within such five Business Day period, (iii) the final economic terms of the New Senior Notes are within the range of pricing information contained in the term sheet distributed to the Banks and (iv) the Administrative Agent approves the final form of the documentation relating to the New Senior Notes. To the extent the foregoing provisions of this clause (xxi) require that any documentation or terms relating to the New Senior Exchange Notes (excluding amendments to Credit Documents) be satisfactory or approved by the Required Banks, such documentation or terms shall be deemed satisfactory and approved by the Required Banks so long as the relevant documentation and terms are substantially identical (with modifications of the type described in clause (y) of the first sentence of this clause (xxi)) to the documentation and terms of the New Senior Notes and satisfactory to the Administrative Agent. To the extent the Credit Documents are to be amended (including any amendments and restatements thereof) as contemplated above to provide for the sharing of security with the New Senior Notes and the New Senior Exchange Notes, (i) such amendments (or amendments and restatements) to the Pledge Agreements and Security Agreements shall be distributed to the Banks and shall require the affirmative approval of the Required Banks (with each Bank which executes and delivers a copy of the Fifth Amendment hereby agreeing that it will not unreasonably withhold or delay its consent) and (ii) such amendments (or amendments and restatements) to Mortgages or any other Security Documents (excluding the Pledge Agreements and Security Agreements) shall be deemed satisfactory to the Required Banks so long as same are in form approved by the Administrative Agent and are reasonably consistent with the changes made pursuant to the Pledge Agreements and Security Agreements; and
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                  (xxii) at the time of the issuance of TIDES by the Trust
         pursuant to Section 9.13(a)(viii), (x) the Company shall be permitted to issue to the Trust, and, upon liquidation or dissolution of the Trust in accordance with the terms of the documentation for the TIDES and the TIDES Mirror Debentures, the Trust shall be permitted to issue to the public, convertible junior subordinated deferrable interest debentures ("TIDES Mirror Debentures") which (i) will constitute unsecured and unguaranteed obligations of the Company, (ii) shall at no time exceed, in aggregate principal amount outstanding, 102% of the aggregate liquidation preference of TIDES then outstanding (except to the extent TIDES Mirror Debentures are issued by the Trust to holders of TIDES in exchange therefor in the circumstances contemplated by the relevant documentation therefor), (iii) will mature not sooner than 15 years from the date of the issuance thereof, (iv) will pay interest at a rate per annum not to exceed the stated dividend rate on the TIDES, (v) will allow the Company to defer interest payments for periods of up to 20 consecutive quarters and (vi) will have provisions with respect to optional redemption and conversion into common stock of the Company which are substantially similar to those of the TIDES and
         (y) the Company shall be permitted to irrevocably guarantee, on a subordinated basis, the Trust's payment of (i) all declared and unpaid distributions on the TIDES to the extent of funds of the Trust available therefor, (ii) all payments in the event of redemption of TIDES to the extent of funds of the Trust available therefor and (iii) the liquidation preference of the TIDES to the extent of the assets of the Trust available for distribution to TIDES holders (the "TIDES Guarantee"); provided that all documentation as described above in this clause (xxii) shall be required to be reasonably satisfactory to the Agents and the Required Banks. To the extent the foregoing provisions of this clause (xxii) require that any documentation or terms relating to the TIDES, the TIDES Guarantee and the TIDES Mirror Debentures be satisfactory or approved by the Required Banks, such documentation or terms shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in substantially final form excluding pricing information and in form satisfactory to the Administrative Agent) and a term sheet containing a range of pricing information for the TIDES is distributed to the Banks at least five Business Days prior to pricing of the TIDES, (ii) the Required Banks do not object thereto within such five Business Day period, (iii) the final economic terms of the TIDES are within the range of pricing information contained in the term sheet distributed to the Banks and
         (iv) the Administrative Agent approves the final form of the documentation relating to the TIDES."

                           Section 9.05 of the Credit Agreement is modified by
         (x) deleting the word "and" at the end of
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         clause (xx) thereof, (y) deleting the period at the end of clause (xxi)
         thereof and inserting in lieu thereof "; and" and (z) inserting the following new clause (xxii) immediately at the end thereof:

                  "(xxii) the Company shall be permitted to establish the Trust and acquire common equity interests therein, the Company shall be permitted to issue and the Trust shall be permitted to acquire the TIDES Mirror Debentures issued in accordance with Section 9.04(xxii) and the Company may issue the TIDES Guarantee in accordance with the provisions of Section 9.04(xxii)."

                           Section 9.06 of the Credit Agreement is amended by adding the following immediately at the end thereof:

                  "Notwithstanding anything to the contrary contained in this
         Section 9.06, the Company and the Trust shall be permitted to enter into the transactions with each other contemplated by the documentation for the TIDES, the TIDES Mirror Debentures and the TIDES Guarantee."

                           Section 9.11 of the Credit Agreement is hereby modified by (x) deleting the word "or" immediately before clause
         (iii) thereof and (y) inserting in appropriate order the following new clauses (iv) and (v):

                  ", (iv) after the issuance of New Senior Notes, New Senior Exchange Notes, TIDES or TIDES Mirror Debentures, as the case may be, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any New Senior Notes, New Senior Exchange Notes, TIDES or TIDES Mirror Debentures; provided that, so long as no Default or Event of Default is in existence at the time of the taking of any actions pursuant to this proviso or immediately after giving effect thereto, the Company may from time to time (A) purchase, repay or prepay New Senior Notes or New Senior Exchange Notes so long as the aggregate amount of cash expended by the Company and its Subsidiaries pursuant to this clause (A) after the Fifth Amendment Effective Date does not exceed $100,000,000, (B) the Company may issue New Senior Exchange Notes in exchange for New Senior Notes, (C) in the circumstances contemplated by the documentation relating to the TIDES and TIDES Mirror Debentures, the Trust may dissolve and the TIDES Mirror Debentures may be distributed to the holders of TIDES in accordance with the documentation therefor and (D) to the extent permitted by Section 9.03(iii)(A), TIDES may be purchased or redeemed and the correlating payments may be made with respect to the TIDES Mirror Debentures, or (v) after the issuance of New Senior Notes, New Senior
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         Exchange Notes, TIDES or TIDES Mirror Debentures, as the case may be, amend or modify, or permit the amendment or modification of, any provision of the New Senior Notes, the New Senior Exchange Notes, the TIDES or the TIDES Mirror Debentures or any agreement (including without limitation, any certificate of designations, purchase agreement, indenture or loan agreement) related thereto other than amendments not adverse to the interest of Banks".

                           Section 9.12 of the Credit Agreement is hereby amended by (x) deleting the word "and" immediately at the end of clause
         (iv) thereof and by inserting a comma in lieu thereof and (y) inserting the new phrase immediately at the end thereof:

                  "and (vi) applicable to the Trust and the Company under or by reason of the TIDES, the TIDES Mirror Debentures, the TIDES Guarantee or the documentation relating thereto as approved pursuant to Section 9.13(a)(viii) and/or 9.04(xxii), as the case may be".

                           Section 9.13(a) of the Credit Agreement is hereby amended by inserting in appropriate order the following new clause (viii):

                  "and (viii) for the issuance by a newly-created Wholly-Owned Subsidiary of the Company, which shall be a grantor trust (the "Trust"), of term income deferrable equity securities ("TIDES") and trust common securities to the Company so long as (x) the gross proceeds (which shall include the proceeds received from any exercise of the underwriters' over-allotment option) received from such issuance shall not exceed $150,000,000, (y) the terms and conditions thereof shall be consistent with the term sheet therefor delivered to the Administrative Agent prior to the Fifth Amendment Effective Date and otherwise in form and substance reasonably satisfactory to the Agents and the Required Banks and (z) all documentation evidencing the TIDES shall be reasonably satisfactory to each Agent and the Required Banks. To the extent the foregoing provisions of this clause (viii) require that any documentation or terms relating to the TIDES, the TIDES Guarantee and the TIDES Mirror Debentures be satisfactory or approved by the Required Banks, such documentation or terms shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in substantially final form excluding pricing information and in form satisfactory to the Administrative Agent) and a term sheet containing a range of pricing information for the TIDES is distributed to the Banks at least five Business Days prior to pricing of the TIDES, (ii) the Required Banks do not object thereto within such five Business Day period, (iii) the final economic terms of the TIDES are within the range of pricing information contained in the term sheet distributed to the Banks and (iv) the Administrative

         Agent approves the final form of the documentation relating to the TIDES."

                           Section 9.15 of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

                  "Notwithstanding anything to the contrary contained above, the Trust may be established by the Company so long as all equity interests therein (excluding equity interest represented by the TIDES) are owned by the Company and, as contemplated by Section 8.15(i), the Trust shall not be required to become a Guarantor or otherwise execute and deliver Credit Documents."

                            Section 9 of the Credit Agreement is hereby amended by inserting the following new Section 9.17 immediately at the end thereof:

                  "9.17 Trust. Following the issuance of any TIDES, the Trust (x) shall not engage in any business other than its holding of TIDES Mirror Debentures and its issuance of TIDES, or engage in any activities other than those that are incidental or related to the foregoing and (y) shall not transfer any TIDES Mirror Debentures, except in connection with an exchange therefor into common stock of the Company or to the extent same are required to be distributed in exchange for outstanding TIDES in accordance with the terms of the relevant documentation therefor."

                           Section 10.07 of the Credit Agreement is hereby amended by adding immediately following the phrase "any of the Security Documents" each place it appears therein the phrase "(other than such Security Documents, if any, that have been superseded or replaced in accordance with the terms hereof by new Security Documents to effect the security of the New Senior Notes and/or New Senior Exchange Notes as permitted by Section 9.04(xxi) hereof, which new Security Documents shall instead be included)".

                           The definition of Consolidated EBIT appearing in
         Section 11 of the Credit Agreement is hereby amended by adding, immediately after the phrase "income, Consolidated Interest Expense and provision for taxes" appearing therein, the phrase "(in each case to the extent same were deducted in determining Consolidated Net Income for such period)".

                           The definition of Consolidated Interest Expense appearing in Section 11 of the Credit Agreement is hereby amended by inserting at the end thereof the following new sentence:

                  "Notwithstanding the foregoing, Consolidated Interest Expense shall not include any amounts relating to interest or dividends accruing on the TIDES Mirror

         Debentures (so long as held by the Trust) or the TIDES, except that an amount equal to all cash payments made to holders of TIDES or, after any exchange of same for TIDES Mirror Debentures, in respect of TIDES Mirror Debentures shall be treated as a component of Consolidated Interest Expense.

                           The definition of Leverage Ratio appearing in Section 11 is hereby amended by inserting at the end thereof the following new sentence:

                  "Notwithstanding the foregoing, for purposes of calculating Leverage Ratio, Consolidated Indebtedness shall not include the TIDES, the TIDES Guarantee or the TIDES Mirror Debentures."

                           The definition of Secured Creditors appearing in
         Section 11 is hereby amended by inserting at the end thereof the following new sentence:

                  "After the date of issuance of New Senior Notes in accordance with Section 9.04(xxi), to the extent the New Senior Notes and the New Senior Exchange Notes are secured pursuant to the Security Documents (as a result of the amendments to the Security Documents as contemplated by Section 9.04(xxi)), then the term "Secured Creditors" shall also include the holders of the New Senior Notes and the New Senior Exchange Notes and any trustee therefor, in each case to the extent same constitute Secured Creditors pursuant to the Security Documents as so amended."

                           The definition of Security Documents in Section 11 is hereby amended by adding immediately preceding the semi-colon therein the phrase ", as each shall be amended (including as amended and restated), modified or supplemented from time to time, including without limitation to secure the New Senior Notes and the New Senior Exchange Notes as permitted by Section 9.04(xxi)".

                           Section 11 of the Credit Agreement is hereby further amended by inserting in appropriate order the following new definitions:

                  "'Fifth Amendment' shall mean the Fifth Amendment to this Agreement, dated as of March 16, 1998.

                  'Fifth Amendment Effective Date' shall mean the date the Fifth Amendment becomes effective in accordance with its terms.

                  'New Senior Exchange Notes' shall have the meaning provided in
         Section 9.04(xxi).

                  'New Senior Notes' shall have the meaning provided in Section 9.04(xxi).

                  'TIDES' shall have the meaning provided in Section 9.13(a)(viii).

                  'TIDES Guarantee' shall have the meaning provided in
         Section 9.04(xxii).

                  'TIDES Mirror Debentures' shall have the meaning provided in Section 9.04(a)(xxii).

                  'Trust' shall have the meaning provided in Section 9.13(a)(viii)."

                           As contemplated by Section 13.12(a) of the Credit Agreement, the Banks hereby agree that all Collateral under all of the Security Documents shall be automatically released and all such Security Documents shall be terminated and of no further force or effect on the first date after the Fifth Amendment Effective Date upon which (x) no Default or Event of Default shall be in existence and (y) the Company has then outstanding Rated Indebtedness which is at such time rated at least BBB- by S&P and Baa3 by Moody's, provided that the Rated Indebtedness described above shall be required to be unsecured or, if secured, both S&P and Moody's shall have stated to the Company and the Administrative Agent in writing that, assuming that neither the Credit Agreement nor the New Senior Notes were secured, the long-term unsecured Indebtedness pursuant to the Credit Agreement and the New Senior Notes would be rated at least BBB- by S&P and Baa3 by Moody's at such time, provided further that such release shall not be effected until the tenth Business Day after the Company delivers to the Administrative Agent written notice of the attainment of such rating and, if required above, a copy of the written statements specified above. Notwithstanding anything to the contrary contained in the immediately preceding sentence or the proviso thereto, the Required Banks hereby agree that if the Company at any time requests in writing that the Administrative Agent cause the release of all Collateral under all the Security Documents and establishes to the satisfaction of the Administrative Agent that (x) no Default or Event of Default is in existence (and no Default or Event of Default shall be in existence after the release described below) and (y) at the time of the release of all Collateral under all the Security Documents (and after giving effect thereto), the Company's Rated Indebtedness (which shall be unsecured Indebtedness after the release of Collateral contemplated hereby, and shall include the Indebtedness under the Credit Agreement and the New Senior Notes or the New Senior Exchange Notes, as the case may be, to the extent then outstanding) shall be rated at least BBB- by S&P and Baa3 by Moody's (and the Company shall have furnished to the Administrative Agent a written statement from each of S&P and Moody's to the effect that, if neither the Credit Agreement nor the New Senior Notes or the New Senior Exchange Notes, as the case may be, were secured, the long term unsecured Indebtedness pursuant to the Credit Agreement and the New Senior Notes would be rated at least BBB- by S&P and Baa3 by Moody's at such time), then the Administrative Agent is hereby authorized and directed by the Banks to release (and direct the Collateral Agent to release) all Collateral under all the Security Documents, in which case all Collateral under all the Security Documents shall be so released and all such Security Documents shall be terminated and of no further force or effect. The Administrative Agent and the Collateral Agent shall be entitled (but not required), as a condition to granting any releases as described above, to request such officer's certificates and opinions of counsel from the Company as it may reasonably deem necessary or desirable. The Banks hereby authorize and direct the Administrative Agent and the Collateral Agent to take all actions as may be reasonably requested by the Company in effectuating the intent of the foregoing provisions of this Section 26, and the Banks further agree that neither the Administrative Agent nor the Collateral Agent shall have any liability for any actions taken by the Administrative Agent or Collateral Agent in good faith in accordance with the provisions of this Section 26 or in furtherance thereof.

                           In addition to the express terms of this Amendment and notwithstanding anything to the contrary contained in the Credit Documents, the parties hereto acknowledge and agree that this Amendment is intended to permit, and nothing contained in the Credit Documents shall prohibit (except as expressly set forth in this Amendment), the creation of the Trust, the issuance of the TIDES, the TIDES Mirror Debentures, the TIDES Guarantee, the New Senior Notes and the New Senior Exchange Notes (subject to the requirements therefor contained in this Amendment) and the compliance by the Company and the Trust with the documentation related thereto once such documentation has been approved in accordance with Sections 9.04 and 9.13(a) to the Credit Agreement (as amended hereby).

                           By executing and delivering this Amendment, each Bank which is a signatory hereto agrees (x) that it will not unreasonably withhold or delay its consent to any modifications to the Pledge Agreements or Security Agreements as contemplated by the provisions of clause (i) of the last sentence of Section 9.04(xxi) to the Credit Agreement and (y) that such Bank hereby consents to any amendments (or amendments and restatements) to other Security Documents effected in accordance with the provisions of clause (ii) of the last sentence of
         Section 9.04(xxi) to the Credit Agreement.

                           Miscellaneous.

                           In order to induce the Banks to enter into this Amendment, the Company and the Canadian Borrower hereby represent and warrant that (i) all representations and warranties contained in Section 7 of the Credit Agreement (as amended by this Amendment) are true and correct in all material respects on and as of the Fifth Amendment Effective Date and after giving effect to the Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) there exists no Default or Event of Default on the Fifth Amendment Effective Date after giving effect to this Amendment.

                           This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                           This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

                           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                           This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when each Credit Party (including without limitation, the Company, the Canadian Borrower and each Subsidiary Guarantor) and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by usage of facsimile transmission) the same to the Administrative Agent at its Notice Office. This Amendment and the agreements contained herein (including without limitation the agreements contained in Section 26 of Part I hereof) shall be binding on the successors and assigns of the parties hereto.

                           From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                           To induce the Banks to enter into this Amendment, the Company hereby agrees to pay to each Bank which executes and delivers to the Administrative Agent a copy of this Amendment and consents to any modifications or amendment to the Pledge Agreements and Security Agreements contemplated by Section 9.04(xxi) a fee in the amount equal to 1/5 of 1% of the Commitment of such Bank as same is in effect on the date which occurs

         10 days after the first date after the execution of this Amendment upon which New Senior Notes or TIDES are issued (which Commitment shall be determined after giving effect to any reduction on or prior to such date to the Commitment of such Bank as a result of any reductions to the Total Commitment on or prior to such date pursuant to the proviso of Section 3.03(d) of the Credit Agreement as added by this Amendment), which fee shall be payable on the date which occurs 10 days after the first date after the Fifth Amendment Effective Date upon which New Senior Notes or TIDES are issued. Notwithstanding anything to the contrary contained above, the fee described above shall not be payable
         (i) if the Required Banks shall not have executed and delivered this Amendment or (ii) to any Bank if such Bank refuses to consent to any documentation which requires the approval of the Required Banks pursuant to Section 9.04(xxi), 9.04(xxii) or 9.13(a)(viii); provided that a Bank shall not be deemed to have withheld its consent to any documentation which is deemed approved by the Required Banks if not objected to by them, so long as the respective Bank has not objected in writing to the Administrative Agent to the terms of the respective documentation.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                       COLTEC INDUSTRIES INC


                                       By_______________________
                                         Title:



                                       COLTEC AEROSPACE CANADA LTD.


                                       By_______________________
                                         Title:



                                       BANKERS TRUST COMPANY,
                                        Individually and as
                                        Administrative Agent


                                       By_______________________
                                         Title:



                                       BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION
                                        Individually and as
                                        Documentation Agent

                                       By____________________________
                                         Title:



                                       THE CHASE MANHATTAN BANK,
                                        Individually and as
                                        Syndication Agent


                                       By____________________________
                                         Title:



                                       BANK OF MONTREAL,
                                        Individually and as Canadian
                                        Paying Agent and Canadian
                                        Documentation Agent


                                       By____________________________
                                         Title:



                                       ALLIED IRISH BANK, PLC,
                                        CAYMAN ISLANDS BRANCH

                                       By____________________________
                                         Title:



                                       BANK OF IRELAND


                                       By____________________________
                                         Title:



                                       BANK COMMERCIALE ITALIANA
                                        NEW YORK BRANCH


                                       By____________________________
                                         Title:



                                       By____________________________
                                         Title:



                                       BANK LEUMI TRUST COMPANY
                                        OF NEW YORK


                                       By____________________________
                                         Title:

                                       THE BANK OF NEW YORK


                                       By____________________________
                                         Title:


                                       BANK OF SCOTLAND


                                       By____________________________
                                         Title:


                                       BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY


                                       By____________________________
                                         Title:


                                       NATEXIS BANQUE BFCE, formerly
                                        BANQUE FRANCAISE DU COMMERCE
                                        EXTERIEUR


                                       By____________________________
                                         Title:


                                       CIBC INC.

                                       By____________________________
                                         Title:


                                       THE YASUDA TRUST & BANKING
                                        COMPANY, LTD.



                                       COMMERCIAL LOAN FUNDING TRUST I



                                       By Lehman Commercial Paper
                                       Inc., not in its
                                       individual capacity but
                                       solely as administrative
                                       agent.


                                       By___________________________
                                         Title:



                                       CORESTATES BANK


                                       By___________________________
                                         Title:



                                       CREDIT LYONNAIS ATLANTA AGENCY


                                       By___________________________
                                         Title:

                                       CREDIT LYONNAIS NEW YORK
                                        BRANCH


                                       By___________________________
                                         Title:



                                       THE DAI-ICHI KANGYO BANK, LTD.


                                       By___________________________
                                         Title:



                                       FIRST UNION NATIONAL BANK
                                        (f/k/a First Union National
                                        Bank of North Carolina)


                                       By___________________________
                                         Title:



                                       THE FUJI BANK, LIMITED,
                                        ATLANTA AGENCY


                                       By___________________________
                                         Title:

                                       ERSTE BANK DER
                                        OESTERREICHISCHEN SPARKASSEN
                                        AG (f/k/a Girocredit Bank AG
                                        Der Sparkassen,
                                        Grand Cayman Island Branch)


                                       By___________________________
                                         Title:



                                       THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED


                                       By___________________________
                                         Title:



                                       LEHMAN COMMERCIAL PAPER INC.


                                       By___________________________
                                         Title:



                                       LLOYDS BANK PLC

                                       By___________________________
                                         Title:



                                       MELLON BANK, N.A.


                                       By___________________________
                                         Title:



                                       NATIONSBANK, N.A.


                                       By___________________________
                                         Title:



                                       THE SAKURA BANK, LTD.


                                       By___________________________
                                         Title:



                                       THE SANWA BANK, LIMITED


                                       By___________________________
                                         Title:



                                       SOCIETE GENERALE


                                       By___________________________

                                         Title:



                                       THE SUMITOMO BANK, LIMITED


                                       By___________________________
                                         Title:



                                       THE TOKAI BANK, LIMITED
                                        NEW YORK BRANCH


                                       By___________________________
                                         Title:



                                       WACHOVIA BANK, N.A.


                                       By___________________________
                                         Title:



                                       BT BANK OF CANADA


                                       By___________________________
                                         Title:



                                       BANK OF AMERICA CANADA


                                       By___________________________

                                         Title:



                                       THE CHASE MANHATTAN BANK OF
                                        CANADA


                                       By___________________________
                                         Title:



                                       CREDIT LYONNAIS CANADA


                                       By___________________________
                                         Title:



                                       CANADIAN IMPERIAL BANK OF
                                        COMMERCE


                                       By___________________________
                                         Title:



                                       MELLON BANK CANADA


                                       By___________________________
                                         Title:

                                       Acknowledged and agreed:

                                       AMI INDUSTRIES INC.

                                       CII HOLDINGS INC

                                       COLTEC CANADA INC

                                       COLTEC INDUSTRIAL PRODUCTS INC

                                       COLTEC INTERNATIONAL SERVICES
                                       CO

                                       COLTEC NORTH CAROLINA INC.

                                       COLTEC TECHNICAL SERVICES INC

                                       DELAVAN INC (F/K/A DELAVAN
                                       NEWCO INC.)

                                       GARLOCK INC

                                       GARLOCK INTERNATIONAL INC

                                       GARLOCK OVERSEAS CORPORATION

                                       HABER TOOL COMPANY INC

                                       HOLLEY PERFORMANCE PRODUCTS
                                       INC

                                       JAMCO PRODUCTS, LLC

                                       MENASCO AEROSYSTEMS INC

                                       STEMCO INC

                                       WALBAR INC


                                       By__________________________
                                         Title:


                                           On behalf of each of the
                                       above

                                       Subsidiary Guarantors